Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement No. 2 on Form S-1 of PowerComm Holdings, Inc and Subsidiary of our report dated May 5, 2017, relating to the financial statements as of December 31, 2016 and 2015 and for the years then ended appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

KCCW Accountancy Corp.

Alhambra, California

January 31, 2018

KCCW Accountancy Corp.

430 S. Garfield Ave., #489, Alhambra, CA 91801, USA

Tel: +1 626 282 4101 • Fax: +1 626 529 1580 • info@kccwcpa.com